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EXHIBIT 23.     CONSENT OF INDEPENDENT ACCOUNTANTS



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of BancWest Corporation (formerly First Hawaiian, Inc.) on Forms S-8 (File Nos. 33-66400 and 333-22107) of our report dated January 21, 1999, on our audits of the consolidated financial statements of BancWest Corporation and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP


Honolulu, Hawaii
February 22, 1999